                                                                    EXHIBIT 10.2

                      FORM OF BENEFITS SHARING AGREEMENT

                                  dated as of

                                March 30, 1998

                                    between

                             CAMPBELL SOUP COMPANY

                                      and

                        VLASIC FOODS INTERNATIONAL INC.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - DEFINITIONS........................................................................................................   1

ARTICLE II - EMPLOYEES AND ALLOCATIONS OF LIABILITIES..........................................................................   6
     Section 2.1  Identification and Employment of Active Vlasic Employees.....................................................   6
     Section 2.2  Vlasic Assumption of Liabilities.............................................................................   6

ARTICLE III - RETIREMENT PLANS.................................................................................................   6
     Section 3.1  General Principles...........................................................................................   6
     Section 3.2  Defined Benefit Pension Plans................................................................................   8
     Section 3.3  Defined Contribution Plans...................................................................................  10

ARTICLE IV - WELFARE PLANS.....................................................................................................  11
     Section 4.1  General Principles...........................................................................................  11
     Section 4.2  Establishment of Mirror Welfare Plans........................................................................  13
     Section 4.3  Vacation and Sick Pay Liabilities............................................................................  13
     Section 4.4  Medical Spending/Dependent Care Accounts.....................................................................  13
     Section 4.5  Severance....................................................................................................  13
     Section 4.6  Vendor Contracts.............................................................................................  13
     Section 4.7  Coverage of Certain Former Vlasic Employees and Surviving Dependents.........................................  14
     Section 4.8  Workers' Compensation and Unemployment Compensation..........................................................  14

ARTICLE V - EXECUTIVE COMPENSATION AND DIRECTOR OPTION PLANS...................................................................  15
     Section 5.1  General Principles...........................................................................................  15
     Section 5.2  Bonus and Incentive Plans....................................................................................  15
     Section 5.3  Director Compensation Plan...................................................................................  17

ARTICLE VI - FOREIGN PLANS AND TRANSITION EMPLOYEES............................................................................  17
     Section 6.1  Foreign Plans................................................................................................  17
     Section 6.2  Transition Employees.........................................................................................  17

ARTICLE VII - GENERAL..........................................................................................................  17
     Section 7.1  Payment of and Accounting Treatment for Expenses and Balance Sheet Amounts...................................  17
     Section 7.2  Accounting Adjustments.......................................................................................  18
     Section 7.3  Notices......................................................................................................  18
     Section 7.4  Amendment and Waiver.........................................................................................  19
     Section 7.5  Sharing of Participant Information...........................................................................  19
     Section 7.6  Entire Agreement.............................................................................................  19
     Section 7.7  Parties in Interest..........................................................................................  19

     Section 7.8  No Third-Party Beneficiaries; No Termination of Employment...................................................  19
     Section 7.9  Right to Amend or Terminate Any Plans........................................................................  20
     Section 7.10  Fiduciary and Related Matters...............................................................................  20
     Section 7.11  Effect if Distribution Does Not Occur.......................................................................  20
     Section 7.12  Relationship of Parties.....................................................................................  20


     Section 7.13  Affiliates..................................................................................................  20
     Section 7.14  Audits......................................................................................................  20
     Section 7.15  Collective Bargaining.......................................................................................  21
     Section 7.16  Requests for Internal Revenue Service Rulings and Determinations and United States Department of Labor
                    Opinions...................................................................................................  22
     Section 7.17  Further Assurances and Consents.............................................................................  22
     Section 7.18  Severability................................................................................................  22
     Section 7.19  Governing Law...............................................................................................  22
     Section 7.20  Counterparts................................................................................................  22
     Section 7.21  Disputes....................................................................................................  23
     Section 7.22  Assignment..................................................................................................  23
     Section 7.23  Interpretation..............................................................................................  23
     Section 7.24  Headings....................................................................................................  23

                              TABLE OF APPENDICES

Appendix A  -  Executive and Director Compensation Plans
Appendix B  -  Welfare Plans
Appendix C  -  Retirement Plans
Appendix D  -  Conversion Formulas

                          BENEFITS SHARING AGREEMENT
                          --------------------------

     THIS IS A BENEFITS SHARING AGREEMENT, dated as of March 30, 1998 (the AGREEMENT), by and between Campbell Soup Company, a New Jersey corporation (together with its successors and permitted assigns, CSC), and Vlasic Foods International Inc., a New Jersey corporation (together with its successors and permitted assigns, VLASIC) (collectively, the PARTIES or individually, a PARTY).

                                  Background
                                  ----------

          A. The Board of Directors of CSC has determined that it is in the best interest of CSC and the shareowners of CSC to distribute (the DISTRIBUTION) to the holders of CSC Common Stock (as defined below) all of the shares of Vlasic Common Stock (as defined below).

          B. CSC and Vlasic have entered into a Separation and Distribution Agreement, dated as of March 30, 1998 (the DISTRIBUTION AGREEMENT), and certain other agreements that will govern certain matters relating to the Distribution and the relationship of CSC and Vlasic and their respective subsidiaries and affiliates following the Distribution.

          C. This Agreement sets forth the arrangements between the Parties relating to employee benefits and compensation matters.

                                     Terms
                                     -----

          THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained in this Agreement, the Parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.1 DEFINITIONS. The following words and phrases used in this Agreement shall have the meanings set forth below unless a different meaning is plainly required by the context.

          414(l)(1) AMOUNT means the minimum amount necessary to fund vested benefits under the CSC Pension Plans and the Vlasic Pension Plans under section 414(l)(1) of the Code in accordance with the actuarial assumptions reasonably determined by CSC.

          ACTION means any claim, demand, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal, pending or threatened, known or unknown.

          ACTIVE VLASIC EMPLOYEE means:

          (a) Any Employee who is actively performing services for the Vlasic Business on the Distribution Date, including any such Employee who is not actively performing such service as a result of sick leave, short-term disability, other authorized leave of absence under the policies of the CSC Group that are in effect on the Distribution Date or who is not actively performing such service and has reemployment rights under the policies of the CSC Group that are in effect on the Distribution Date; and

          (b) Any corporate staff Employee of the CSC Group who is designated by Vlasic and CSC as an Employee to whom Vlasic offers employment beginning on or before the Distribution Date and who has accepted such offer.

          ANNUAL INCENTIVE PLAN, when immediately preceded by "CSC," means the Campbell Soup Company Management Worldwide Incentive Plan. When immediately preceded by "Vlasic," ANNUAL INCENTIVE PLAN means the management annual incentive plan to be established by Vlasic pursuant to Section 5.2(a).

          ASSET TRANSFER means the transfer of assets equal to the aggregate interests of the Vlasic Pension Plans determined under Section 3.2(d)(i), adjusted by CSC as of the date of the Asset Transfer to the extent necessary or appropriate to reflect individuals whose employment changes between the CSC Group and the Vlasic Group following the Distribution Date and prior to the date of any transfer of assets, additional pension contributions, income, realized and unrealized investment gains and losses experienced in the CSC Master Pension Trust, benefit payments, expenses, data corrections, enhancements, and computational refinements from Immediately after the Distribution Date through the date of the actual asset transfer of such assets.

          ASO CONTRACT means an administrative services only contract, related prior practice, or related understanding with a third-party administrator that pertains to any CSC Welfare Plan or Vlasic Welfare Plan.

          BENEFITS ADMINISTRATION TRANSITION PERIOD means the period beginning Immediately after the Distribution Date and ending on March 29, 1999.

          CLOSE OF THE DISTRIBUTION DATE means 11:59:59 P.M., Eastern Time, on the Distribution Date.

          CODE means the Internal Revenue Code of 1986, as amended.

          CONVERSION FORMULA means the formula used to adjust options and restricted stock granted to Active Vlasic Employees by CSC prior to the Distribution Date as outlined in Section 5.2 and set forth in Appendix D.

          CSC COMMON STOCK means the shares of capital stock, par value $.0375 per share, of CSC.

          CSC GROUP means CSC and its Subsidiaries, excluding any member of the Vlasic Group.

          DEFERRED COMPENSATION PROGRAMS means, when preceded by CSC, the Campbell Soup Company Deferred Compensation Program (including the Salary Deferral Plan and the Supplemental Saving Plan and amounts deferred under the CSC Annual Incentive Plan and the CSC LTIP) and the Campbell Soup Company Supplemental Pension Plan. When immediately preceded by "Vlasic," DEFERRED COMPENSATION PROGRAMS means the deferred compensation plans, programs and policies required pursuant to Section 5.2(d) and identified in Part 2 of Appendix A to this Agreement that are sponsored by a member of the Vlasic Group for all periods after the Distribution Date.

          DISTRIBUTION AGREEMENT is defined in the Background Section to this Agreement.

          DISTRIBUTION DATE means March 30, 1998.

          EMPLOYEE means any individual who performs services pursuant to a common-law employer-employee relationship.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          EXECUTIVE COMPENSATION PROGRAM, when immediately preceded by CSC, means the executive compensation plans, programs and policies listed in Part 1 of Appendix A to this Agreement that are sponsored by CSC. When immediately preceded by "Vlasic," EXECUTIVE COMPENSATION PROGRAM means the executive compensation plans, programs and policies listed in Part 2 of Appendix A to this Agreement that are sponsored by a member of the Vlasic Group for all periods after the Distribution Date.

          FOREIGN PLAN, when immediately preceded by "CSC," means a Plan maintained by the CSC Group or when immediately preceded by "Vlasic," a Plan maintained by the Vlasic Group, in either case for the benefit of employees who perform services and/or are compensated under a payroll that is administered outside the 50 United States, its territories and possessions, and the District of Columbia.

          FORMER VLASIC EMPLOYEE means an Employee whose employment with the Vlasic Business terminated for any reason (including retirement) before the Distribution Date and who, as of the Distribution Date, is not employed by CSC or a member of the CSC Group.

          GOVERNMENTAL AUTHORITY means any federal, state or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority, including, without limitation, the United States Department of Labor, the Internal Revenue Service, and the Pension Benefit Guaranty Corporation.

          GROUP INSURANCE POLICY means a group insurance policy issued under any CSC Welfare Plan or any Vlasic Welfare Plan, as applicable.

          HMO AGREEMENTS means contracts, letter agreements, practices and understandings with HMOs that provide medical services under the CSC Welfare Plans and Vlasic Welfare Plans.

          HMO means a health maintenance organization that provides benefits under the CSC Welfare Plans or the Vlasic Welfare Plans.

          IMMEDIATELY AFTER THE DISTRIBUTION DATE means 12:00 A.M., Eastern Time, on the day after the Distribution Date.

          LIABILITIES means any and all losses, claims, charges, debts, demands, actions, costs and expenses (including, without limitation, administrative and related costs and expenses of any Plan, program or arrangement), of any nature whatsoever, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising.

          LTIP, when immediately preceded by "CSC," means the Campbell Soup Company 1994 Long-Term Incentive Plan. When immediately preceded by "Vlasic," LTIP means the long-term incentive plan established by Vlasic pursuant to
Section 5.2(b).

          MASTER PENSION TRUST, when immediately preceded by "CSC," means the CSC Pension Plans Master Retirement Trust dated January 25, 1989, as amended, and currently associated with the CSC Pension Plans. When immediately preceded by "Vlasic," MASTER PENSION TRUST means the master trust established by Vlasic pursuant to Section 3.2(b) that corresponds to the CSC Master Pension Trust.

          MASTER SAVINGS TRUST, when immediately preceded by "CSC," means the Trust Agreement dated April 1, 1994 between Campbell Soup Company and Fidelity Management Trust Company for Master Trust under Campbell Soup Company Savings and 401(k) Plans, as amended and currently associated with the CSC Savings Plans. When immediately preceded by "Vlasic," MASTER SAVINGS TRUST means the master trust to be established by Vlasic pursuant to Section 3.3(b) that corresponds to the CSC Master Savings Trust.

          MATERIAL FEATURE means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, without limitation, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided by the employer under such Plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan or that is a benefit, right or feature within the meaning of Code section 411(d)(6).

          NON-EMPLOYER STOCK FUND is defined in Section 3.3(d)(ii) of this Agreement.

          PARTICIPATING COMPANY means any Person (other than an individual) that is participating in a Plan sponsored by a member of the CSC Group or a member of the Vlasic Group, as the context requires.

          PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity, and Governmental Authority.

          PLAN means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, whether written or unwritten, providing benefits to Employees or former Employees of the CSC Group or the Vlasic Group.

          RETIREMENT PLANS, when immediately preceded by "CSC," means the retirement plans listed and further defined in Part 1 of Appendix C to this Agreement that are sponsored by a member of the CSC Group. When immediately preceded by "Vlasic," RETIREMENT PLANS means the retirement plans listed and further defined in Part 2 of Appendix C to this Agreement that are sponsored by a member of the Vlasic Group for periods immediately after the Distribution Date.

          SUBSIDIARY means, with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries owns or controls, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body.

          VLASIC BUSINESS means the business or businesses that, after giving effect to the Internal Transfer Transactions (as that term is defined in Section
1.1 of the Distribution Agreement), are conducted by Vlasic or any other member of the Vlasic Group.

          VLASIC COMMON STOCK means the outstanding shares of common stock, no par value, of Vlasic.

          VLASIC DIRECTOR means a person who is a member of the Board of Directors of Vlasic on or after the Distribution Date.

          VLASIC GROUP means Vlasic and its Subsidiaries as of the Distribution Date and any Subsidiary or division of any member of the CSC Group whose assets and liabilities are included in the Vlasic Balance Sheet (as that term is defined in Section 1.1 of the Distribution Agreement).

          VLASIC LIABILITIES means (i) Liabilities of or related to Active Vlasic Employees incurred in connection with the conduct or operation of the Vlasic Business, whether arising before, on or after the Distribution Date, except as specifically provided otherwise in this Agreement; (ii) Liabilities arising on or after the Distribution Date relating to employment with any member of the Vlasic Group; and (iii) all other Liabilities related to, arising out of, or resulting from obligations, liabilities, and responsibilities assumed or retained by Vlasic or another member of the Vlasic Group under this Agreement, or a Plan sponsored or maintained by any member of the Vlasic Group, unless CSC expressly retains any such Liability in writing or excludes the Liability in writing from those being assumed by Vlasic.

          WELFARE PLANS, when immediately preceded by "CSC," means the welfare benefit plans, programs, and policies listed in Part 1 of Appendix B to this Agreement that are sponsored by a member of the CSC Group. When immediately preceded by "Vlasic," WELFARE PLANS means benefit plans, programs, and policies listed in Part 2 of Appendix B to this Agreement that are sponsored by a member of the Vlasic Group for all periods after the Distribution Date.

                                  ARTICLE II
                   EMPLOYEES AND ALLOCATIONS OF LIABILITIES

          SECTION 2.1 IDENTIFICATION AND EMPLOYMENT OF ACTIVE VLASIC EMPLOYEES. At the Distribution Date, CSC shall provide Vlasic with a list (which shall be current as of a date no more than 10 days prior to the Distribution Date) of the name, job title, social security number, employee identification number and assigned location of each Active Vlasic Employee. Effective as of the later of the Distribution Date or the date an Active Vlasic Employee returns from a covered leave, Vlasic shall employ all such identified Active Vlasic Employees.

          SECTION 2.2 VLASIC ASSUMPTION OF LIABILITIES. Vlasic shall, on behalf of itself and its Subsidiaries, assume, or cause another member of the Vlasic Group to assume, the Vlasic Liabilities.

                                  ARTICLE III
                               RETIREMENT PLANS

          SECTION 3.1    GENERAL PRINCIPLES.

          (a) Assumption of Vlasic Liabilities. Effective as of the Distribution Date, the Vlasic Group and its applicable Retirement Plans shall assume all Vlasic Liabilities in connection with the assets to be transferred with respect to Active Vlasic Employees and their alternate payees and the CSC Group shall have no further liability with respect to such assets and Vlasic Liabilities. The CSC Group shall have no liability with respect to the Vlasic Retirement Plans, except as otherwise provided in Section 3.2(d), and the Vlasic Group shall have no liability with respect to the CSC Retirement Plans.

          (b) Governmental Filings. Vlasic and CSC shall make the filings required under the Code and ERISA in connection with the transfers described in this Article III in a timely manner. The Parties agree that the transfers described in Sections 3.2(d) and 3.3(d) shall be made in accordance with section 414(1) of the Code.

          (c) Determination Letters. Vlasic shall apply to the Internal Revenue Service for favorable determination letters with respect to the tax-qualified status of the Vlasic Retirement Plans as soon as practicable after the Distribution Date, and Vlasic, consistent with the terms of this Agreement, shall make such amendments to such Plans as may be required by the Internal Revenue Service in order for Vlasic to receive favorable determination letters with respect to these Plans.

          (d) Terms of Participation - Active Vlasic Employees. With respect to Active Vlasic Employees, the Vlasic Retirement Plans shall be the successors in interest to, shall recognize all Material Features as of the Distribution Date under, and shall not provide benefits that duplicate benefits provided by, the corresponding CSC Retirement Plans for such Active Vlasic Employees. CSC and Vlasic shall agree on methods and procedures, including amending the respective Plan documents, to prevent Active Vlasic Employees from receiving duplicative benefits from the CSC Retirement Plans and the Vlasic Retirement Plans. Each Vlasic Retirement Plan shall provide that all service, all compensation, and all other benefit-affecting determinations that, as of the Distribution Date, were recognized under the corresponding CSC Retirement Plan (for periods immediately before the Distribution Date) shall, as of Immediately after the Distribution Date, receive full recognition, credit and validity and be taken into account under such Vlasic Retirement Plan to the same extent as if such items occurred under such Vlasic Retirement Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement for the transfer of assets from certain trusts relating to CSC Retirement Plans to the corresponding trusts relating to Vlasic Retirement Plans are based upon the understanding of the Parties that, subject to Section 3.2(e), each such Vlasic Retirement Plan will assume all Vlasic Liabilities of the corresponding CSC Retirement Plan to or relating to Active Vlasic Employees, as provided for in this Agreement. If there are any legal or other authoritative reasons that any of such Vlasic Liabilities are not effectively assumed by the appropriate Vlasic Retirement Plan, then the amount of assets transferred to the trust relating to such Vlasic Retirement Plan from the trust relating to the corresponding CSC Retirement Plan shall be recomputed, ab initio, as set forth in Section 3.2(d)(i) but taking
                     -- ------
into account the retention of such Vlasic Liabilities by such CSC Retirement Plan, and assets shall be transferred by the trust relating to such Vlasic Plan to the trust relating to such CSC Retirement Plan so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

          (e) Limitation on Certain Plan Amendments. During the Benefits Administration Transition Period and subject to the general limitation of
Section 7.9, Vlasic shall not adopt any amendment, or allow any amendment to be adopted, to any Vlasic Retirement Plan that, in the opinion of counsel acceptable to both CSC and Vlasic, would violate, or create an optional form of benefit subject to, Code section 411(d)(6).

          (f) Beneficiary Designations. All beneficiary designations made by Active Vlasic Employees or their respective alternate payees for CSC Retirement Plans shall be transferred to and be in full force and effect under the corresponding Vlasic Retirement Plans until such beneficiary designations are replaced or revoked by the individual who made such beneficiary designation.

          SECTION 3.2    DEFINED BENEFIT PENSION PLANS.

          (a) Establishment of Mirror Pension Plans. Effective as of the Distribution Date, Vlasic shall adopt the Vlasic Pension Plans, which shall provide benefits with respect to Active Vlasic Employees and their respective alternate payees that are substantially similar in all Material Features to those provided under the CSC Pension Plans immediately before the Distribution Date.

          (b) Establishment of Mirror Pension Trust. Effective as of the Distribution Date, Vlasic shall establish or cause to have established the Vlasic Master Pension Trust, which shall be exempt from taxation under Code section 501(a)(1).

          (c) Appointment of Trustee. Effective as of the Distribution Date, Vlasic shall use its reasonable best efforts to enter into such agreements to accomplish the assumption of Vlasic Liabilities and transfer of assets outlined in this Section 3.2, the maintenance of the necessary participant records and the appointment of an initial trustee under the Vlasic Pension Plans.

          (d)  Transfer of Pension Plan Assets.

               (i) Calculation of Pension Plan Asset Allocation. As soon as practicable after the Distribution Date, CSC shall cause the enrolled actuary for the Pension Plans to calculate the 414(l)(1) Amount with respect to Active Vlasic Employees under each CSC Pension Plan as of the Close of the Distribution Date.

               (ii) Transfer of Assets to the Vlasic Master Pension Trust. As soon as practicable after the completion of the calculation required by Section 3.2(d)(i), but in no event before CSC, or its authorized representative, determines that the calculation and the data on which it is based are acceptably complete and accurate, CSC shall cause the Asset Transfer from the CSC Master Pension Trust to the Vlasic Master Pension Trust of not less than the 414(l)(1) Amount calculated under Section 3.2(d)(i). Notwithstanding the preceding sentence, the Asset Transfer from the CSC Master Pension Trust to the Vlasic Master Pension Trust shall not occur until the Internal Revenue Service has issued favorable letters of determination finding that the Vlasic Pension Plans are tax-qualified within the meaning of section 401(a) of the Code. Specifically, with respect to the CSC Salaried Pension Plan, at CSC's sole discretion, the Asset Transfer from the CSC Master Pension Trust to the Vlasic Master Pension Trust also shall not occur until the Internal Revenue Service has issued a favorable letter of determination finding that the CSC Salaried Pension Plan is tax-qualified within the meaning of section 401(a) of the Code.

               (iii) Identification of Assets Transferred. The specific assets to be transferred from the CSC Master Pension Trust to the Vlasic Master Pension Trust in the Asset Transfer shall represent a reasonable cross-section of the asset classes in the CSC Master Pension Trust consistent with the objective of enabling Vlasic to implement an investment program for the Vlasic Master Pension Trust, but in no event shall CSC or the CSC Master Pension Trust be required to incur unreasonable transaction costs in the process of transferring assets and subsequently re-balancing the investment portfolio held by the CSC Master Pension Trust. CSC shall not be required to transfer any shares of CSC or Vlasic stock or any interests in group annuity contracts held by the CSC Master Pension Trust. CSC shall not be required to transfer any specific asset, any portion of any specific fund or investment manager account, or any specific portion of any specific asset, fund or investment manager account. By accepting the assets transferred, Vlasic acknowledges that it and not CSC is serving as the fiduciary for the Vlasic Master Pension Trust with respect to the determination and actual transfer of assets from the CSC Master Pension Trust and that, acting as fiduciary for the Vlasic Pension Plans, Vlasic further acknowledges that it is able to change the asset allocation as it deems appropriate at any time after the Asset Transfer. Once the assets have been transferred to and received by the Vlasic Master Pension Trust, such event shall fully and finally foreclose any issue or matter of any nature whatsoever by Vlasic, the Vlasic Master Pension Trust, the Vlasic Pension Plans or any other trust related to such Plans against CSC, the CSC Master Pension Trust, the CSC Pension Plans, or any other trust related to such Plans relating to the condition, identity, or value of such assets and Vlasic shall fully indemnify CSC, its employees, officers, directors, and the CSC Pension Plans and the CSC Master Pension Trust regarding any Vlasic Liabilities or regulatory issue of any nature with respect to the CSC Pension Plans and the CSC Master Pension Trust.

          (e) PBGC Intervention. Notwithstanding any provision of this Agreement to the contrary, in the event that at any time the Pension Benefit Guaranty Corporation (PBGC) or any other Governmental Authority asserts that the Distribution may provide justification for the PBGC to seek termination of any CSC Pension Plan or Vlasic Pension Plan pursuant to ERISA section 4042 or otherwise asserts that the Distribution may increase unreasonably the long-run loss to the PBGC (within the meaning of ERISA section 4042(a)(4)) with respect to any CSC Pension Plan or Vlasic Pension Plan, CSC may, in its sole discretion:

               (i) Retain all assets and Vlasic Liabilities with respect to Active Vlasic Employees and their respective alternate payees arising prior to the Distribution Date under the applicable CSC Pension Plan and require Vlasic to provide equivalent benefits under plans maintained by it with an offset for any benefits continued to be provided under the applicable CSC Pension Plan;

               (ii) Enter into negotiations with the PBGC to resolve these issues and, upon satisfactorily resolving such issues, Vlasic shall fully comply with the terms of this Section 3.2(e); or

               (iii) Reach such other agreement as may be satisfactory to CSC and Vlasic.

In any case and notwithstanding any other provision of this Agreement, Vlasic shall be fully responsible and liable for any obligation to, agreement with, or undertaking (on behalf of or relating to any Vlasic Pension Plan) to the PBGC and shall hold CSC free from and fully indemnify it against any such obligation, agreement, or undertaking. If CSC retains any Vlasic Liabilities with respect to any Active Vlasic Employee and their respective alternate payees under any CSC Pension Plan, Vlasic shall fully reimburse CSC for the reasonable administrative expenses relating to any such liabilities.

          SECTION 3.3    DEFINED CONTRIBUTION PLANS.

          (a) Establishment of Mirror Savings Plans. Prior to and effective on the Distribution Date, Vlasic shall adopt the Vlasic Savings Plans, which shall provide benefits to Active Vlasic Employees and their respective alternate payees that are substantially similar in all Material Features to those provided under the CSC Savings Plans immediately before the Distribution Date.

          (b) Establishment of Mirror Savings Trust. Effective on the Distribution Date, Vlasic shall establish or cause to be established the Vlasic Master Savings Trust, which shall be exempt from taxation under Code section 501(a)(1).

          (c) Appointment of Trustee/Recordkeeper. Effective no later than the Distribution Date, Vlasic shall use its reasonable best efforts to enter into such agreements to accomplish the assumption of Vlasic Liabilities and transfer of assets outlined in this Section 3.3, the maintenance of the necessary participant records, the appointment of Fidelity Management Trust Company as initial trustee under the Vlasic Savings Plans, and the engagement of Fidelity Management Trust Company as initial recordkeeper under such plans.

          (d)  Transfer of Savings Plan Assets.

               (i) Transfer of Assets to the Vlasic Master Savings Trust. CSC shall cause the accounts of the Active Vlasic Employees and their respective alternate payees, if any, under the applicable CSC Savings Plan that are held by its related trust as of the Distribution Date to be transferred to the applicable Vlasic Savings Plan and its related trust, and Vlasic shall cause such transferred accounts to be accepted by such plan and trust. As soon as practicable after the Distribution Date, assets related to the accounts of all Active Vlasic Employees and their alternate payees shall be transferred from the CSC Master Savings Plan Trust to the Vlasic Master Savings Plan Trust. The transfer of such accounts shall be made: (A) in kind, to the extent the assets consist of investments in a CSC Common Stock fund or a Vlasic Common Stock fund and (B) otherwise in cash, interests in mutual funds, securities, or other property or in a combination thereof, at CSC's sole discretion, but, to the extent practicable, shall be invested initially in comparable investment options in the Vlasic Savings Plans as such accounts were invested immediately before the date of transfer. Any outstanding balances of loans under any CSC Savings Plans to Active Vlasic Employees shall be transferred with the underlying accounts.

               (ii) Non-Employer Stock Funds. Effective Immediately after the Distribution Date, a Vlasic Common Stock fund shall be added as an investment option to the CSC Savings Plans and the Vlasic Savings Plans shall provide for both a CSC Common Stock fund and a Vlasic Common Stock fund as investment options. The Vlasic Common Stock fund in the CSC Savings Plan and the CSC Common Stock fund in the Vlasic Savings Plan are each referred to as a NON-EMPLOYER STOCK FUND with respect to the applicable plan. The

Parties intend that each Non-Employer Stock Fund will be maintained under the respective Savings Plan through December 31, 1999; provided, however that the respective Plan fiduciaries have the ultimate and sole responsibility for determining the investment options available under the Plans. On December 31, 1999 or earlier as directed by the relevant Plan fiduciaries, all Non-Employer Stock shall be liquidated and the proceeds of such liquidation shall be invested as directed by the relevant Plan fiduciaries. The CSC Savings Plans and the Vlasic Savings Plans shall each provide that, after the Distribution Date, no new contributions may be invested in, and no amounts may be transferred from other investment options to, the Non-Employer Stock Fund under the respective Plans. The CSC Savings Plans shall provide that no earnings or dividends under its Non-Employer Stock Fund may be reinvested in Vlasic Common Stock fund and the Vlasic Savings Plan shall provide that no earnings or dividends under its Non-Employer Stock Fund may be reinvested in its CSC Common Stock fund.

               (iii) Provision of Disclosure Materials Relating to Non-Employer Stock Funds. Each Party shall provide to the other Party in a timely manner such proxy statements, annual reports, and other materials with respect to the Party's stock held in the Non-Employer Stock Fund under the Savings Plan of the other Party as may be reasonably requested by the other Party.

               (iv) Miscellaneous Funds. In the event that CSC determines that it is not feasible or appropriate to transfer in-kind the assets of a particular investment fund from one or more CSC Savings Plans to the applicable Vlasic Savings Plan, then the fair market value of the assets, as of the close of business on the Distribution Date (and earnings, gains and losses attributable to such amount from the Distribution Date to the date the assets are actually transferred) shall be transferred in cash to the Vlasic Savings Plan and Vlasic shall invest such cash in its Plan and trust in the same manner and proportion as it was invested in the CSC Savings Plan or otherwise at the direction of each individual entitled to direct investments.

                                  ARTICLE IV
                                 WELFARE PLANS

          SECTION 4.1    GENERAL PRINCIPLES.

          (a) Assumption of Welfare Plan Liabilities. Immediately after the Distribution Date, all Vlasic Liabilities for or relating to Active Vlasic Employees and certain Former Vlasic Employees and surviving dependents as set forth in Section 4.7 under the CSC Welfare Plans or Vlasic Welfare Plans shall cease to be Liabilities of CSC or the CSC Welfare Plans and shall be assumed by the Vlasic Group and the Vlasic Welfare Plans (on a claims-made basis) including, without limitation, retiree medical benefits. Unless otherwise specifically set forth in writing, Vlasic shall not be entitled to assets associated with any CSC Welfare Plan or Vlasic Welfare Plan.

          (b) Continuation of Elections. Vlasic shall cause the Vlasic Welfare Plans to recognize and maintain all coverage and contribution elections made by Active Vlasic Employees under the CSC Welfare Plans in effect for the period immediately before the

Distribution Date and shall apply such elections under the Vlasic Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. Vlasic shall provide coverage to Active Vlasic Employees under the Vlasic Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability, will not impose pre-existing condition exclusions and will recognize and maintain all irrevocable assignments and elections made by Active Vlasic Employees in connection with any life insurance coverage under the CSC Welfare Plans and any predecessor plans.

          (c) Continuation of Co-Payments. Vlasic shall cause the Vlasic Welfare Plans to recognize and give credit for all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits for expenses that have been incurred by Active Vlasic Employees under the CSC Welfare Plans for the remainder of the benefit limit year in which the Distribution Date occurs.

          (d) Continuation of Maximum Benefits. Vlasic shall cause the Vlasic Welfare Plans to recognize and give credit for all benefits paid to Active Vlasic Employees under the CSC Welfare Plans, before and during the benefit limit year in which the Distribution occurs, for purposes of determining when such persons have reached their lifetime maximum benefits under the Vlasic Welfare Plans.

          (e) Campbell Couples - Coordination of Benefits. To the extent required by law, effective as of the first January 1 or CHANGE IN FAMILY STATUS (within the meaning of the Code and applicable regulations) that occurs Immediately after the Distribution Date, Vlasic shall cause the Vlasic Welfare Plans to permit eligible Active Vlasic Employees to cover their lawful spouses as dependents if such lawful spouses are active or retired CSC employees (but were not otherwise covered as a dependent under the CSC Welfare Plans or other CSC Plans due to their previous status as both employee and dependent of a CSC employee). To the extent required by law, effective as of the first January 1 or CHANGE IN FAMILY STATUS (within the meaning of the Code and applicable regulations) that occurs Immediately after the Distribution Date, CSC shall cause the CSC Welfare Plans to permit eligible CSC Group employees to cover their spouses as dependents if such spouses are active or retired Vlasic employees. All benefits provided under any such plans to a lawful spouse dependent of the other Party's employee shall be coordinated pursuant to the applicable CSC and Vlasic Plans.

          (f) COBRA and HIPAA Obligations. For periods before the Distribution Date, CSC shall be responsible for administering compliance with the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), and the portability requirements under the Health Insurance Portability and Accountability Act of 1996, as amended (HIPAA), with respect to Active Vlasic Employees, Former Vlasic Employees and any beneficiaries and dependents thereof, and shall be responsible for furnishing all necessary employee change notices with respect to these persons in accordance with applicable CSC policies and procedures. Effective on the Distribution Date and thereafter, Vlasic shall be solely responsible for administering compliance with and satisfying any outstanding COBRA or HIPAA obligation with respect to Active Vlasic Employees, Former Vlasic Employees and their beneficiaries and dependents.

          (g) Subrogation. If Vlasic recovers any amounts through subrogation or otherwise for claims paid by CSC reimbursed to Active Vlasic Employees and certain Former Vlasic Employees and surviving dependents as set forth in Section
4.8 and their beneficiaries and dependents, Vlasic shall pay such amounts to CSC.

          SECTION 4.2 ESTABLISHMENT OF MIRROR WELFARE PLANS. Except as otherwise set forth in this Article IV, Vlasic shall take all actions necessary or appropriate to establish, on or before the Distribution Date, Vlasic Welfare Plans to provide each Active Vlasic Employee with benefits substantially similar to the benefits provided to him or her under the CSC Welfare Plans immediately before the Distribution Date.

          SECTION 4.3 VACATION AND SICK PAY LIABILITIES. Effective on the Distribution Date, Vlasic shall assume all accrued Liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave in respect of all Active Vlasic Employees as of the Distribution Date.

          SECTION 4.4 MEDICAL SPENDING/DEPENDENT CARE ACCOUNTS. For the calendar year that includes the Distribution Date, the Vlasic Flex Plan shall recognize all elections, contributions and related claims by Active Vlasic Employees to flexible spending or dependent care assistance accounts under the CSC Flex Plan. As soon as practicable after the close of such calendar year and in conjunction with any other appropriate accounting adjustments to be made between the Parties, CSC shall reimburse Vlasic for the aggregate contributions to such accounts withheld by CSC from Active Vlasic Employees prior to the Distribution Date to the extent that CSC did not exhaust such contributions by providing benefits to Active Vlasic Employees prior to the Distribution Date, or if benefits paid by CSC to Active Vlasic Employees prior other Distribution Date exceeds the contributions withheld by CSC from Active Vlasic Employees, Vlasic shall reimburse CSC for such difference.

          SECTION 4.5 SEVERANCE. The Parties agree that, with respect to Active Vlasic Employees who, in connection with the Distribution, cease to be employees of the CSC Group or Vlasic Group and become Employees of the Vlasic Group or CSC Group, respectively, such cessation shall not be deemed a severance of employment from either Group for purposes of any Plan that provides for the payment of severance, salary continuation or similar benefits and shall, in connection with the Distribution, if and to the extent appropriate, obtain waivers from Active Vlasic Employees against any such assertion. The Parties shall take all such action, including, but not limited to amending any Plan to give effect to the provisions of this Section 4.5.

          SECTION 4.6    VENDOR CONTRACTS.

          (a) Pre-Distribution Date Negotiation. Before the Distribution Date, CSC shall take such steps as are necessary under each ASO Contract, Group Insurance Policy, HMO Agreement and letters of understanding and arrangements in existence as of the date of this Agreement to permit Vlasic to participate in the terms and conditions of such ASO Contract, Group Insurance Policy, HMO Agreement or letters of understanding and arrangements beginning Immediately after the Distribution Date.

          (b) Terms of Vlasic Participation. CSC shall determine, and shall promptly notify Vlasic of, the manner in which Vlasic's participation in the terms and conditions of ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understanding and arrangements as set forth above is to be effectuated. Vlasic hereby authorizes CSC to act on its behalf to extend to Vlasic the terms and conditions of the ASO Contracts, Group Insurance Policies, HMO Agreements and letters of understanding and arrangements. Vlasic shall fully cooperate with CSC in such efforts.

          (c) Premium/Administration Rates. CSC and Vlasic shall use their reasonable best efforts to cause each of the insurance companies, HMOs, paid provider organizations and third-party administrators providing services and benefits under the CSC Welfare Plans and the Vlasic Welfare Plans to maintain the premium and/or administrative rates, based on the aggregate number of participants in both the CSC Welfare Plans, after the Distribution Date, and the Vlasic Welfare Plans.

          (d) Management of the ASO Contracts, Group Insurance Policies, HMO Agreements, Letters of Understanding and other Vendor Contracts. Vlasic shall be responsible, subject to the direction and control of CSC, for the management of the existing contractual and other arrangements pertaining to the administration of the Vlasic Welfare Plans. Immediately after the Distribution Date, Vlasic shall be responsible for the management and control of the ASO contracts, Group Insurance Policies, HMO Agreements, letters of understanding, arrangements and other vendor contracts and relationships to the extent such contracts, policies and agreements apply to the Vlasic Welfare Plans. Notwithstanding the foregoing, nothing contained in this Section 4.6(d) shall permit Vlasic to direct any insurance carrier, third-party vendor or claims administrator with respect to any contractual arrangement, policy or agreement under any CSC Welfare Plan.

          SECTION 4.7 COVERAGE OF CERTAIN FORMER VLASIC EMPLOYEES AND SURVIVING DEPENDENTS. In addition to Active Vlasic Employees, Vlasic shall cause the Vlasic Welfare Plans to cover: (a) each Former Vlasic Employee who is totally disabled with at least ten (10) years of service with the CSC Group prior to the Distribution Date, (b) eligible surviving spouses and dependents of each Former Vlasic Employee and (c) each Former Vlasic Employee who is receiving severance benefits from CSC prior to the Distribution Date.

          SECTION 4.8 WORKERS' COMPENSATION AND UNEMPLOYMENT COMPENSATION. Effective on the Distribution Date, Vlasic shall assume all Vlasic Liabilities for Active Vlasic Employees related to any and all workers' compensation and unemployment compensation matters under any law of any state, territory, or possession of the United States or the District of Columbia and Vlasic shall be fully responsible for the administration of all such claims. If Vlasic is unable to assume any of such Vlasic Liabilities or the administration of any such claim because of the operation of applicable state law or for any other reason, Vlasic shall reimburse CSC for all such Vlasic Liabilities.

                                   ARTICLE V
                 EXECUTIVE AND DIRECTOR COMPENSATION PROGRAMS

          SECTION 5.1    GENERAL PRINCIPLES.

          (a) Assumption of Vlasic Liabilities. Except as otherwise provided in this Agreement, effective as of the Distribution Date, the Vlasic Group and its applicable Plan shall assume all Vlasic Liabilities in connection with Vlasic Executive Compensation Programs for Active Vlasic Employees and the CSC Group shall have no further liability with respect to such Vlasic Liabilities. The CSC Group shall have no liability with respect to the Vlasic Executive Compensation Programs, and the Vlasic Group shall have no liability with respect to the CSC Executive Compensation Programs.

          (b) Establishment of Mirror Plans. Unless specifically provided for otherwise in this Article V, effective on the Distribution Date, Vlasic shall establish the Vlasic Executive Compensation Programs, which shall provide benefits to eligible Active Vlasic Employees that are comparable to the corresponding CSC Executive Compensation Programs. Notwithstanding the foregoing, Vlasic has sole authority to determine which Active Vlasic Employees shall be eligible to participate in one or more of the Vlasic Executive Compensation Programs.

          (c) Cessation of Participation. All Active Vlasic Employees, whether or not eligible to participate in one or more of the Vlasic Executive Compensation Programs, shall cease to be eligible to participate in the CSC Executive Compensation Programs as of the Distribution Date, except as otherwise provided pursuant to the CSC Executive Compensation Programs.

          SECTION 5.2    BONUS AND INCENTIVE PLANS.

          (a) Annual Incentive Plan. CSC shall retain all Liabilities for or related to Active Vlasic Employees payable under the CSC Annual Incentive Plan to Active Vlasic Employees with respect to the one year performance period ending on August 2, 1998; provided, however, that CSC shall make such adjustments to the financial goals, targets, payments and forms of payment as CSC in its sole discretion deems appropriate to reflect the Distribution. For periods beginning on or after August 3, 1998, Vlasic shall establish the Vlasic Annual Incentive Plan covering such of its Active Vlasic Employees as it in its sole discretion deems appropriate.

          (b) LTIP - Restricted Stock Awards for Active Vlasic Employees. Except as otherwise provided pursuant to the CSC LTIP, CSC shall retain all Liabilities for Active Vlasic Employees payable under the CSC LTIP with respect to (i) performance-based restricted shares (the PERFORMANCE AWARDS) for the performance period ending August 2, 1998 and (ii) time-lapse restricted shares. With respect to all such awards held by Active Vlasic Employees and awards of restricted shares of CSC Stock held by CSC Group employees after the Distribution, the number of such shares shall be adjusted by the Campbell Conversation Ratio, as set forth in Appendix D, in lieu of receiving shares of Vlasic Stock pursuant to the Distribution. With respect to Performance Awards for the performance period ending on August 2, 1998, CSC will adjust the performance goals for the period beginning Immediately After the Distribution Date to reflect the Distribution. Active

Vlasic Employees will receive (i) a full payout of their Performance Awards for the performance period ending August 2, 1998 if the adjusted performance goals are met or (ii) a pro-rated payout of their Performance Awards for the performance period ending August 2, 1998 if the adjusted performance goals are not met. Performance Awards under the CSC LTIP for Active Vlasic Employees for performance periods ending after August 3, 1998 will be cancelled.

          (c)  LTIP - Stock Option Awards for Active Vlasic Employees.

               (i) Vested Options. Effective Immediately after the Distribution Date, each unexercised stock option for CSC Stock held by an Active Vlasic Employee that was vested as of the Distribution Date shall continue to be held as a vested option for CSC Stock and issuable under the CSC LTIP; provided, however, that as soon as practicable after the Distribution Date, the number of options and the exercise price for such options shall be adjusted, as of Immediately after the Distribution Date, by the applicable Conversion Formula. Employment by the Vlasic Group of Active Vlasic Employees holding options for CSC Stock shall be treated as employment by the CSC Group for purposes of the CSC LTIP. With respect to the adjusted stock options for CSC Stock exercised by Active Vlasic Employees, CSC shall be entitled to any tax deduction and any other treatment related to any such tax deduction with respect to the exercise of such stock options.

               (ii) Unvested Options. Effective Immediately after the Distribution Date, each stock option for CSC Stock held by an Active Vlasic Employee that are not vested as of the Distribution Date shall be converted into unvested options for Vlasic Stock and issuable under the Vlasic LTIP; provided, however, that as soon as practicable after the Distribution Date, the number of options and the exercise price for such options shall be adjusted, as of Immediately after the Distribution Date, by the applicable Conversion Formula. With respect to the adjusted stock options for Vlasic Stock exercised by Active Vlasic Employees, Vlasic shall be entitled to any tax deduction and any other treatment related to any such tax deduction with respect to the exercise of such stock options.

          (d) Deferred Compensation Program. Except as otherwise set forth in this Section 5.2 or as otherwise specifically provided in one or more CSC Executive Compensation Programs, effective Immediately after the Distribution Date, Vlasic shall assume all Vlasic Liabilities for Active Vlasic Employees under all CSC Deferred Compensation Programs. Vlasic shall administer the Vlasic Deferred Compensation Program so as to continue all elections by Active Vlasic Employees under the CSC Deferred Compensation Program assumed under the Vlasic Deferred Compensation Programs. Vlasic shall administer the Vlasic Deferred Compensation Program in a manner that will ensure that, as of the Distribution Date, the investment choices will be substantially similar to the hypothetical investment choices available under the CSC Deferred Compensation Programs on the Distribution Date; provided, however, that Vlasic, may in its sole discretion amend, modify or terminate investment choices after the Distribution Date. Account amounts stated in whole or in part in CSC phantom shares as of the Distribution Date, shall be converted into amounts stated in phantom shares of CSC and Vlasic in a manner consistent with the treatment of employer securities in the CSC Savings Plans and the Vlasic Savings Plans, as determined by CSC. Immediately after the Distribution Date, Vlasic shall have the right to amend or modify such hypothetical investment choices.

          (e) Mid-Career Hire Pension Plan. Vlasic shall assume, discharge and hold CSC harmless from all Vlasic Liabilities to or relating to Active Vlasic Employees under the CSC Mid-Career Hire Pension Plan. Vlasic may, at its sole discretion, establish a comparable Mid-Career Hire Pension Plan for any or all of its employees, including any Active Vlasic Employee.

          SECTION 5.3 DIRECTOR COMPENSATION PLAN. Prior to and effective on the Distribution Date, Vlasic shall establish a director compensation plan for eligible Vlasic Directors.

                                  ARTICLE VI
                    FOREIGN PLANS AND TRANSITION EMPLOYEES

          SECTION 6.1 FOREIGN PLANS. CSC and Vlasic shall use their reasonable best efforts so that, as soon as practicable after the Distribution Date, CSC and Vlasic shall agree regarding the treatment of Foreign Plans, which, to the extent allowed under foreign laws, mirrors the approach outlined in this Agreement for the various employee benefit plans.

          SECTION 6.2 TRANSITION EMPLOYEES. CSC and Vlasic shall use their reasonable best efforts so that as soon as practicable after the Distribution Date, CSC and Vlasic shall agree, on a case-by-case basis, regarding the treatment, for purposes of their respective employee benefit plans, of individuals whose employment changes between the CSC Group and the Vlasic Group during an agreed upon period following the Distribution Date.

                                  ARTICLE VII
                                    GENERAL

          SECTION 7.1 PAYMENT OF AND ACCOUNTING TREATMENT FOR EXPENSES AND BALANCE SHEET AMOUNTS.

          (a) Expenses. All expenses (and the accounting treatment related to such expenses) through the Close of the Distribution Date regarding matters addressed in this Agreement shall be handled and administered in the ordinary course by CSC and Vlasic in accordance with past CSC accounting and financial practices and procedures pertaining to such matters. To the extent expenses are unpaid as of the Close of the Distribution Date that pertain to Active Vlasic Employees, Vlasic shall be solely responsible for such payment, without regard to any accounting treatment to be accorded such expense by CSC or Vlasic on their respective books and records. The accounting treatment to be accorded all such expenses, whether such expenses are paid by CSC or Vlasic, shall be determined by CSC.

          (b) Balance Sheet Amounts. Vlasic shall assume any balance sheet liability for any Liabilities assumed by it under this Agreement as of the Close of the Distribution Date or thereafter, with respect to any Active Vlasic Employee. The determination of any balance sheet liability as of the Close of the Distribution Date shall be determined by CSC consistent with past accounting practices, consistently applied.

          SECTION 7.2 ACCOUNTING ADJUSTMENTS. Before the Distribution Date, Vlasic will have established on its books for financial accounting purposes liabilities and reserves for pension, deferred compensation, welfare and other employee benefit plan obligations that will be retained or assumed by Vlasic under this Agreement, and CSC will have adjusted the liabilities and reserves on its books for financial accounting purposes to take into account Vlasic' assumption or retention of Liabilities under this Agreement. The initial adjustments as of the Distribution Date, will be made on an estimated basis. After the Parties have finally calculated the actual liabilities under this Agreement, each Party shall appropriately adjust its liabilities and reserves to reflect the amount of the liabilities and reserves that are properly allocable to that Party. Except as otherwise provided in Article III and Article VI, neither Party shall have any obligation to make payments or transfer assets to the other Party with respect to such adjustments.

          SECTION 7.3 NOTICES. All notices, requests, claims and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery by hand, by reputable overnight courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.3) listed below:

          if to CSC, to:      Campbell Soup Company
                              Campbell Place
                              Camden, New Jersey 08101
                              Attn.:  Linda A. Lipscomb, Esq.
                              Fax No.

          if to Vlasic, to:   Vlasic Foods International Inc.
                              Campbell Place
                              Camden, New Jersey 08101
                              Attn.:  Norma B. Carter, Esq.
                              Fax No.

or to such other address as any Party may, from time to time, designate in a written notice given in a like manner. Notice given by hand shall be deemed delivered when received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed. Notice given by reputable overnight courier shall be deemed delivered on the next following business day after the same is sent. Notice given by facsimile transmission shall be deemed delivered on the day of transmission provided telephone confirmation of receipt is obtained promptly after completion of transmission.

          SECTION 7.4 AMENDMENT AND WAIVER. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver. No waiver of any term, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

          SECTION 7.5 SHARING OF PARTICIPANT INFORMATION. CSC and Vlasic shall share, CSC shall cause each applicable member of the CSC Group to share, and Vlasic shall cause each applicable member of the Vlasic Group to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the CSC Benefit Plans and the Vlasic Benefit Plans during the Benefits Administration Transition Period. CSC and Vlasic and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Until the Close of the Distribution Date, all participant information shall be provided in the manner and medium applicable to Participating Companies in the CSC Plans generally, and thereafter until December 31, 1998, all participant information shall be provided in a manner and medium that is compatible with the data processing systems of CSC as in effect as of the Close of the Distribution Date, unless otherwise agreed to by CSC and Vlasic.

          SECTION 7.6 ENTIRE AGREEMENT. This Agreement, together with the Distribution Agreement and all other agreements between the Parties referred to in the Distribution Agreement (the ANCILLARY AGREEMENTS), constitute the entire understanding of the Parties with respect to the Distribution, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Distribution Agreement or any other ancillary agreement, the provisions of this Agreement shall prevail.

          SECTION 7.7 PARTIES IN INTEREST. Neither of the Parties may assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed). This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

          SECTION 7.8 NO THIRD-PARTY BENEFICIARIES; NO TERMINATION OF EMPLOYMENT. No provision of this Agreement or the Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Active Vlasic Employee or other future, present, or former employee of the CSC Group or the Vlasic Group under any CSC Plan or Vlasic Plan or otherwise. Without limiting the generality of the foregoing, except as expressly provided in this Agreement, neither the Distribution nor the termination of the controlled group status of a member of the Vlasic Group shall cause any employee to be deemed to have incurred a termination of employment that by itself entitles such individual to the commencement of benefits under any of the CSC Plans, any of the Vlasic Plans, or any individual agreements.

          SECTION 7.9 RIGHT TO AMEND OR TERMINATE ANY PLANS. Nothing in this Agreement other than those provisions specifically set forth in this Agreement to the contrary shall preclude Vlasic or CSC, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Vlasic Plan or CSC Plan, respectively, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Vlasic Plan or CSC Plan, respectively (the BENEFIT ACTIONS). Notwithstanding the preceding sentence, however, the Vlasic Group shall not take any Benefit Action that increases the administrative cost or burden associated with the affected benefit during the Benefits Administration Transition Period without obtaining CSC's prior written approval of such Benefit Action unless the Vlasic Group undertakes to administer or cause to be administered such affected benefit.

          SECTION 7.10 FIDUCIARY AND RELATED MATTERS. Vlasic acknowledges that CSC will not be a fiduciary with respect to any Vlasic Plans. Vlasic also acknowledges that CSC shall not be deemed to be in violation of this Agreement if it fails to comply with any provision of this Agreement based upon its good faith determination that to do so would violate any applicable fiduciary duties or standards of conduct under ERISA or other applicable law. Notwithstanding any other provision in this Agreement, the Parties may take such actions as necessary or appropriate to effectuate the terms and provisions of this Agreement.

          SECTION 7.11 EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, Immediately after the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed to in writing by Vlasic and CSC.

          SECTION 7.12 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, or a partnership or joint venture between the Parties, it being understood and agreed that no provision contained in this Agreement, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth in this Agreement.

          SECTION 7.13 AFFILIATES. Each of CSC and Vlasic shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by members of the CSC Group or members of the Vlasic Group, respectively, where relevant.

          SECTION 7.14   AUDITS.

          (a)  Audit Rights With Respect to Information Provided.

               (i) Each of CSC and Vlasic, and their duly authorized representatives, shall have the right to conduct audits at any time upon reasonable prior notice, at their own

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expense, with respect to all information provided to it or to any Plan trustee, recordkeeper or third-party administrator by the other Party. The Party conducting the audit shall have the sole discretion to determine the procedures and guidelines for conducting audits and the selection of audit representatives under this Section. The auditing Party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Distribution Agreement, which are incorporated by reference in this Agreement. The Party being audited shall provide the auditing Party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the Party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

               (ii) The auditing Party's audit rights under this Section shall include the right to audit, or participate in an audit facilitated by the Party being audited, of any Subsidiaries and affiliates of the Party being audited and of any benefit providers and third Parties with whom the Party being audited has a relationship, or agents of such Party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the NON-PARTIES). The Party being audited shall, upon written request from the auditing Party, provide an individual (at the auditing Party's expense) to supervise any audit of any such benefit provider or third-Party. The auditing Party shall be responsible for supplying, at its expense, additional personnel sufficient to complete the audit in a reasonably timely manner.

          (b) Audits Regarding Vendor Contracts. From Immediately after the Distribution Date through December 31, 1999, CSC and Vlasic and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the CSC Welfare Plans and the Vlasic Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. CSC and Vlasic shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this Section, and the manner in which costs incurred in connection with such audits will be shared.

          SECTION 7.15 COLLECTIVE BARGAINING. To the extent any provision of this Agreement is contrary to the provisions of any applicable collective bargaining agreement to which CSC or any affiliate of CSC is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, CSC or Vlasic may be obligated to bargain with the union representing affected employees concerning those subjects. Neither Party will agree to a modification of any applicable collective bargaining agreement without the consent of the other.

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

          SECTION 7.16 REQUESTS FOR INTERNAL REVENUE SERVICE RULINGS AND DETERMINATIONS AND UNITED STATES DEPARTMENT OF LABOR OPINIONS. Vlasic shall cooperate fully with CSC on any issue relating to the transactions contemplated by this Agreement for which CSC elects to seek a determination letter or private letter ruling from the Internal Revenue Service or an advisory opinion from the United States Department of Labor. CSC shall cooperate fully with Vlasic with respect to any request for a determination letter or private letter ruling from the Internal Revenue Service or an advisory opinion from the United States Department of Labor with respect to any of the Vlasic Plans relating to the transactions contemplated by this Agreement.

          SECTION 7.17 FURTHER ASSURANCES AND CONSENTS. In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties will use its reasonable best efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other Party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms of this Agreement and (b) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no Party shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third-party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the Party or its Group or the business thereof. To the extent that either Party is obligated to deliver shares of the other Party in satisfaction of obligations under employee or director benefit plans or other arrangements, including, without limitation, savings plans, stock option plans, stock purchase plans and bonus and incentive plans, the Party whose shares are required for such purpose shall make such shares available, consistent with the terms of the relevant Plans, or treasury shares on such terms as may be appropriate to the transaction.

          SECTION 7.18 SEVERABILITY. The provisions of this Agreement are severable and should any provision of this Agreement be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the Parties as though such void, voidable or unenforceable provision were not part of this Agreement.

          SECTION 7.19 GOVERNING LAW. Subject to federal law, this Agreement shall be construed in accordance with, and governed by, the laws of the State of New Jersey, without regard to the conflicts of law rules of such state.

          SECTION 7.20 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

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

          SECTION 7.21   DISPUTES.

          (a) Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, DISPUTES), shall be subject to the provisions of this
Section 7.21; provided, however, that nothing contained in this Agreement shall preclude either Party from seeking or obtaining (i) injunctive relief or (ii) equitable or other judicial relief to enforce the provisions of this Agreement or to preserve the status quo pending resolution of Disputes hereunder.

          (b) Either Party may give the other Party written notice of any Dispute not resolved in the normal course of business. The parties shall attempt in good faith to resolve any Dispute promptly by negotiation between executives of the parties who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Within 30 days after delivery of the notice, the foregoing executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary for a period not to exceed 15 days, to attempt to resolve the Dispute. All reasonable requests for information made by one Party to the other will be honored. If the parties do not resolve the Dispute within such 45 day period (the INITIAL MEDIATION PERIOD), the parties shall attempt in good faith to resolve the Dispute by negotiation between (a) in the case of CSC, the Chief Financial Officer or the Vice President - Treasurer and (b) in the case of Vlasic, the Chief Financial Officer (collectively, DESIGNATED OFFICERS). Such officers shall meet at a mutually acceptable time and place (but in any event no later than 15 days following the expiration of the Initial Mediation Period) and thereafter as often as they reasonably deem necessary for a period not to exceed 15 days, to attempt to resolve the Dispute.

          (c) If the Dispute has not been resolved by negotiation within 75 days of the first Party's notice, or if the Parties failed to meet within 30 days of the first Party's notice, or if the Designated Officers failed to meet within 60 days of the first Party's notice, either Party may commence any litigation or other procedure allowed by law.

          SECTION 7.22 ASSIGNMENT. Neither of the parties may assign or delegate any of its rights or duties under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

          SECTION 7.23 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The word "including" and words of similar import when used in this Agreement means "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

          SECTION 7.24 HEADINGS. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

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

                           *     *     *     *     *

          IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

                                   CAMPBELL SOUP COMPANY



                                   By: _____________________________
                                       Name:
                                       Title:

                                   VLASIC FOODS INTERNATIONAL INC.



                                   By: _____________________________
                                       Name:
                                       Title:

                                      -24-